                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements listed below of our report dated March 7, 2006 relating to the financial statements, which appear in the 2005 Annual Report to the Stockholders of Back Yard Burgers, Inc., which is incorporated by reference in Back Yard Burgers, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

Description                                           Form/Registration Statement Number
-----------                                           ----------------------------------
Back Yard Burgers, Inc.                               Form S-8, No. 333-102737
Incentive Stock Option Plan Of 1993

Back Yard Burgers, Inc.                               Form S-8, No. 33-95180
1995 Incentive Award Plan and 1995 Employee
Stock Purchase Plan
                                                      Form S-8, No. 333-102736

Back Yard Burgers, Inc.
2002 Equity Incentive Plan

/s/ PricewaterhouseCoopers LLP
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Memphis, Tennessee
March 30, 2006